UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2019

Amphastar Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36509	33-0702205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11570 6th Street
Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(zip code)

 (909) 980-9484

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMPH	The NASDAQ Stock Market LLC

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

On June 12, 2019,  the Company held its Annual Meeting at 11570 6th Street, Rancho Cucamonga, California 91730.  The stockholders of the Company voted on the following items at the Annual Meeting:

1.	To elect three Class III directors to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified; and
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Against	Abstained	Broker Non-votes
Jack Yongfeng Zhang	28,977,661	6,411,606	7,201	7,429,227
Richard Prins	27,469,670	7,529,896	396,902	7,429,227
Diane G. Gerst	31,239,641	3,764,237	392,590	7,429,227

Each director nominee was duly elected to serve until the 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2.  Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
41,782,983	984,004	58,708	N/A

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: June 13, 2019
By: /s/ William J. Peters
William J. Peters
Chief Financial Officer and Senior Vice President